BARKER & FOLSOM
                         CERTIFIED PUBLIC ACCOUNTANTS
                              Randy K.
Thomas G. Barker, Jr., CPA, P.C.                   Randy K. Parkin, CPA
M. Bradley Folsom, CPA, P.C.                       Nikki J. Thon

                      Member of APCPA Division of Firms
                      Member of SEC Practice Section








CONSENT OF INDEPENDENT AUDITORS


Frontier Oil Exploration Company and Subsidiaries

Barker & Folsom do hereby consent to the incorporation by reference into Amendment #1 of the Registration Statement on Form S-3 of FX Energy, Inc. (the "Company"), of our opinion dated February 24, 1995, relating to the financial statements as of December 31, 1995 and for the year then ended, as such report is included in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995.


/s/ Barker & Folsom


Ogden, Utah
September 16, 1996




                      2655 Kiesel Avenue/Ogden, Utah 84401
                       (801) 621-0390/FAX (801) 392-7729